SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 31, 2002

PREMIER AXIUM ASP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30567	88-0422308
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

15165 Ventura Blvd., Suite 225

Sherman Oaks, California 94103

(Address of principal executive offices)

(818) 789-9445

(Issuer's Telephone Number)

Last Company Clothing, Inc.

(Former Name and Address, if changed since last report)

Item 4. Changes in Registrant's Certifying Account.

1. i. Registrant's primary accountant Chisholm & Associates declined to stand for reelection after completion of the audit for the year ended December 31, 2000.

ii. No reports on the financial statements audited by Chisholm & Associates over the two most recent fiscal years contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principals.

iii. The decision to change accountants was approved by the Board on April 4, 2002.

iv. From December 31, 1999 through April 4, 2002, there were no disagreements with Chisholm & Associates on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreements would have caused it to make reference to the subject matter of the disagreements in connection with its report.

Chisholm & Associates did not advise the registrant that internal controls necessary to develop reliable financial statements did not exist; no information had come to Chisholm & Associates' attention which would make them unwilling to rely on management's representations, or unwilling to be associated with the financial statements prepared by management. Chisholm & Associates did not advise registrant that the scope of the audit should be expanded significantly, or that information had come to its attention that would materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent audited financial statements, dated December 31, 2001, (including information that might preclude the issuance of an unqualified audit report).

2. i. The registrant retained the services of Merdinger, Fruchter, Rosen & Corso, P.C. on April 4, 2002 as their principal accountant to audit the consolidated financial statements of the Company for the year ended December 31, 2001.

ii. The registrant did not contact the new accountant prior to its engaging the new accountant regarding the application of accounting principals to a specified transaction, or the type of audit opinion that might be rendered on the registrant's financial statements.

iii. The registrant did not contact the new accountant prior to its engaging the new accountant regarding any matter that was either the subject of a disagreement or a reportable event.

3. The registrant has provided a copy of this report, on or prior to the date of filing this report with the Commission, to Chisholm & Associates and requested that they furnish the registrant with a letter addressed to the Commission stating his approval of or disagreement with the disclosures made herein. Said letter is attached as Exhibit 16.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER AXIUM ASP, INC.

/s/ Christine Favara

Christine Favara, President, CEO

Dated: July 29, 2002